The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



          Subject to completion, Pricing Supplement dated April 6, 2005

PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 41 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                            Dated  , 2005
                                                                  Rule 424(b)(3)
                               $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes

                                ---------------

                             PLUS due April 30, 2007
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
            Based on the Value of the Dow Jones Industrial Average(SM)
                    Performance Leveraged Upside Securities(SM)
                                   ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM), at maturity.

o    The principal amount and issue price of each PLUS is $10.
o    We will not pay interest on the PLUS.
o At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 200% of the percent increase in the value of the DJIA, subject to a maximum payment at maturity, which is expected to be $12.00 to $12.30, or 120% to 123% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.
     o The percent increase in the value of the DJIA will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.
     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.
     o    The initial index value is         , the closing value of the DJIA on
          the day we price the PLUS for initial sale to the public.
     o The final index value will equal the closing value of the DJIA on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.
o Investing in the PLUS is not equivalent to investing in the DJIA or its component stocks.
o We will apply to list the PLUS to trade under the proposed symbol "DJI" on the American Stock Exchange LLC, but it is not possible to predict whether the application will be approved or, if approved, whether the application will be approved prior to the date on which we price the PLUS for initial sale to the public.
o    The CUSIP number for the PLUS is 61748A734.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                       ----------------------------------
                               PRICE $10 PER PLUS
                       ----------------------------------

                           Price to         Agent's
                            Public       Commissions(1)    Proceeds to Company
                            ------       --------------    -------------------
Per PLUS...............       $                $                    $
Total..................       $                $                    $

----------
(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT


     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus supplement and prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM).

      "Dow Jones(SM)," "DJIA (SM)" and "Dow Jones Industrial Average(SM)" are service marks of Dow Jones & Company, Inc., which we refer to as Dow Jones, and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10              We, Morgan Stanley, are offering Performance
                                 Leveraged Upside Securities(SM) due April 30,
                                 2007, Mandatorily Exchangeable for an Amount
                                 Payable in U.S. Dollars Based on the Value of the Dow Jones Industrial Average(SM), which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return             Unlike ordinary debt securities, the PLUS do
of principal; no interest        not pay interest and do not guarantee any
                                 return of principal at maturity. If the final
                                 index value is less than the initial index
                                 value, we will pay to you an amount in cash per
                                 PLUS that is less than the $10 issue price of
                                 each PLUS by an amount proportionate to the
                                 decrease in the value of the DJIA. The initial
                                 index value is       , the closing value of the
                                 DJIA on the day we price the PLUS for initial sale to the public. The final index value will be the closing value of the DJIA on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date. If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity              At maturity, you will receive for each $10
based on the DJIA                principal amount of PLUS that you hold an
                                 amount in cash based upon the value of the DJIA, determined as follows:

                                 o If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10  +  leveraged upside payment,

                                      subject to a maximum payment at maturity of $12.00 to $12.30, or 120% to 123% of the issue price,
                                      where,

                                        leveraged upside payment = ($10 x 200% x index percent increase)

                                      and

                                        index percent increase =  final index value - initial index value
                                                                  ---------------------------------------
                                                                          initial index value

                                 o If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10 x index performance factor

                                      where,

                                                                   final index value
                                        index performance factor = -------------------
                                                                   initial index value

                                 Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                 On PS-6, we have provided a graph titled
                                 "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a hypothetical initial index value and a range of hypothetical percentage changes in the index. The graph does not show every situation that may occur.

                                 You can review the historical values of the DJIA in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the DJIA is not reflected in the level of the DJIA and, therefore, has no effect on the calculation of the payment at maturity.

                                 Investing in the PLUS is not equivalent to investing in the DJIA or its component stocks.

Your return on the PLUS          The return investors realize on the PLUS is
is limited by the maximum        limited by the maximum payment at maturity. The
payment at maturity              maximum payment at maturity of each PLUS is
                                 expected to be $12.00 to $12.30, or 120% to 123% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public.
                                 Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final index value exceeds 110% to approximately
                                 111.5% of the initial index value. See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
Calculation Agent                & Co. Incorporated or its successors, which we
                                 refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS &
                                 Co. will determine the initial index value, the final index value, the percentage change in the DJIA, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more          The PLUS are senior notes issued as part of our
information on the PLUS          Series F medium-term note program. You can find
                                 a general description of our Series F
                                 medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                 We describe the basic features of this type of
                                 note in the sections of the prospectus
                                 supplement called "Description of Notes--Fixed
                                 Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley
                                 branch office or our principal executive offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    Issue Price per PLUS: $10

     o    Leverage Percentage: 200%

     o    Initial Index Value: 10,500

     o    Maximum Payment at Maturity: $12.15 (121.5% of the Issue Price)

     Where the final index value is greater than the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the index performance factor.

     Because you will not receive more than the maximum payment at maturity, in the hypothetical example below you will realize the maximum leveraged upside payment at a final index value of 110.75% of the hypothetical initial index value, or approximately 11,628.75. In addition, you will not share in the performance of the index at final index values above 121.5% of the hypothetical initial index value, or approximately 12,757.50.

                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest         The terms of the PLUS differ from those of
or guarantee return of           ordinary debt securities in that we will not
principal                        pay you interest on the PLUS or guarantee to
                                 pay you the principal amount of the PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $12.00 to $12.30, or 120% to 123% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the DJIA. See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Your appreciation                The appreciation potential of the PLUS is
potential is limited             limited by the maximum payment at maturity of
                                 $12.00 to $12.30, or 120% to 123% of the issue
                                 price. As a result, you will not share in any appreciation of the DJIA above 120% to 123% of the value of the DJIA on the day we price the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final index value exceeds 110% to 111.5% of the initial index value. See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Secondary trading may be         There may be little or no secondary market for
limited                          the PLUS. Although we will apply to list the
                                 PLUS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. If at any time MS
                                 & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed.

Market price of the PLUS         Several factors, many of which are beyond our
may be influenced by             control, will influence the value of the PLUS
many unpredictable               in the secondary market and the price at which
factors                          MS & Co. may be willing to purchase or sell the
                                 PLUS in the secondary market, including:

                                 o   the value of the DJIA at any time

                                 o   the volatility (frequency and magnitude
                                     of changes in value) of the DJIA

                                 o   interest and yield rates in the market

                                 o   the dividend rate on the stocks
                                     underlying the DJIA

                                 o   geopolitical conditions and economic,
                                     financial, political, regulatory or
                                     judicial events that affect the
                                     securities underlying the DJIA or stock
                                     markets generally and which may affect
                                     the final index value

                                 o   the time remaining until the PLUS mature

                                 o   our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the DJIA is at or below the initial index value or if market interest rates rise.

                                 You cannot predict the future performance of the DJIA based on its historical performance. The value of the DJIA may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the DJIA. In addition, there can be no assurance that the value of the DJIA will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the DJIA will not increase beyond 120% to 123% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the DJIA at index values above 120% to 123% of the initial index value.

The inclusion of                 Assuming no change in market conditions or any
commissions and                  other relevant factors, the price, if any, at
projected profit from            which MS & Co. is willing to purchase PLUS in
hedging in the original          secondary market transactions will likely be
issue price is likely to         lower than the original issue price, since the
adversely affect secondary       original issue price included, and secondary
market prices                    market prices are likely to exclude,
                                 commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.
                                 In addition, any such prices may differ from values determined by pricing models used by MS
                                 & Co., as a result of dealer discounts,
                                 mark-ups or other transaction costs.

Adjustments to the DJIA          Dow Jones Indexes, a part of Dow Jones, is
could adversely affect the       responsible for calculating and maintaining the
value of the PLUS                DJIA. The editors of The Wall Street Journal,
                                 which is published by Dow Jones, can add, delete or substitute the stocks underlying the DJIA, and Dow Jones Indexes can make other methodological changes that could change the value of the DJIA. Any of these actions could adversely affect the value of the PLUS.

                                 Dow Jones may discontinue or suspend
                                 calculation or publication of the DJIA. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued DJIA. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the DJIA at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the DJIA last in effect prior to discontinuance of the DJIA.

The economic interests of        The economic interests of the calculation agent
the calculation agent and        and other affiliates of ours are potentially
other affiliates of ours are     adverse to your interests as an investor in the
potentially adverse to your      PLUS.
interests
                                 As calculation agent, MS & Co. will determine the initial index value and the final index value, and calculate the amount of cash, if any, you will receive at maturity.
                                 Determinations made by MS & Co., in its
                                 capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the DJIA, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                                 Disruption Event" and "--Discontinuance of the Dow Jones Industrial Average; Alteration of
                                 Method of Calculation."

                                 The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is         Investing in the PLUS is not equivalent to
not equivalent to investing      investing in the DJIA or its component stocks.
in the DJIA                      As an investor in the PLUS, you will not have
                                 voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the DJIA.

Hedging and trading              We expect that MS & Co. and other affiliates of
activity by the calculation      ours will carry out hedging activities related
agent and its affiliates         to the PLUS (and possibly to other instruments
could potentially                linked to the DJIA or its component stocks),
adversely affect the value       including trading in the stocks underlying the
of the PLUS                      DJIA as well as in other instruments related to
                                 the DJIA. MS & Co. and some of our other subsidiaries also trade the stocks underlying the DJIA and other financial instruments related to the DJIA and the stocks underlying the DJIA on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the initial index value, therefore, the value at which the DJIA must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the DJIA on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the                      You should also consider the U.S. federal
characterization of the          income tax consequences of investing in the
PLUS for U.S. federal            PLUS. There is no direct legal authority as to
income tax purposes is           the proper tax treatment of the PLUS, and
uncertain, the material          consequently our special tax counsel is unable
U.S. federal income tax          to render an opinion as to their proper
consequences of an               characterization for U.S. federal income tax
investment in the PLUS           purposes. Significant aspects of the tax
are uncertain                    treatment of the PLUS are uncertain. Pursuant
                                 to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income
                                 Taxation--General." If the Internal Revenue
                                 Service (the "IRS") were successful in
                                 asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                                 Please read carefully the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                               DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due April 30, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Dow Jones Industrial Average(SM). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount..............    $

Original Issue Date (Settlement Date)...                   , 2005

Maturity Date...........................    April 30, 2007, subject to extension
                                            in accordance with the following
                                            paragraph in the event of a Market
                                            Disruption Event on the scheduled
                                            Index Valuation Date.

                                            If due to a Market Disruption Event
                                            or otherwise, the Index Valuation
                                            Date is postponed so that it falls
                                            less than two scheduled Trading Days
                                            prior to the scheduled Maturity
                                            Date, the Maturity Date will be the
                                            second scheduled Trading Day
                                            following the Index Valuation Date
                                            as postponed. See "--Index Valuation
                                            Date" below.

Issue Price.............................    $10 (100%)

Denominations...........................    $10 and integral multiples thereof

CUSIP Number............................    61748A734

Interest Rate...........................    None

Specified Currency......................    U.S. dollars

Payment at Maturity.....................    At maturity, upon delivery of the
                                            PLUS to the Trustee, we will pay
                                            with respect to the $10 principal
                                            amount of each PLUS an amount in
                                            cash equal to (i) if the Final Index
                                            Value is greater than the Initial
                                            Index Value, the lesser of (a) $10
                                            plus the Leveraged Upside Payment
                                            and (b) the Maximum Payment at
                                            Maturity or (ii) if the Final Index
                                            Value is less than or equal to the
                                            Initial Index Value, $10 times the
                                            Index Performance Factor. See
                                            "--Discontinuance of the Dow Jones
                                            Industrial Average; Alteration of
                                            Method of Calculation" below.

                                            We shall, or shall cause the
                                            Calculation Agent to, (i) provide
                                            written notice to the Trustee and to
                                            The Depository Trust Company, which
                                            we refer to as DTC, of the amount of
                                            cash to be delivered with respect to
                                            the $10 principal amount of each
                                            PLUS, on or prior to 10:30 a.m. on
                                            the Trading Day preceding the
                                            Maturity Date (but if such Trading
                                            Day is not a Business Day, prior to
                                            the close of business on the
                                            Business Day preceding the Maturity
                                            Date), and (ii) deliver the
                                            aggregate cash amount due with
                                            respect to the PLUS to the Trustee
                                            for delivery to DTC, as holder of
                                            the PLUS, on the Maturity Date. We
                                            expect such amount of cash will be
                                            distributed to investors on the
                                            Maturity Date in accordance with the
                                            standard rules and procedures of DTC
                                            and its direct and indirect
                                            participants. See "--Book Entry Note
                                            or Certificated Note" below, and see
                                            "The Depositary" in the accompanying
                                            prospectus supplement.

Leveraged Upside Payment ...............    The product of (i) $10 and (ii) 200%
                                            and (iii) the Index Percent
                                            Increase.

Maximum Payment at Maturity.............    $12.00 to $12.30. The Maximum
                                            Payment at Maturity will be
                                            determined on the day we price the
                                            PLUS for initial sale to the public.

Index Percent Increase..................    A fraction, the numerator of which
                                            is the Final Index Value minus the
                                            Initial Index Value and the
                                            denominator of which is the Initial
                                            Index Value.

Index Performance Factor................    A fraction, the numerator of which
                                            is the Final Index Value and the
                                            denominator of which is the Initial
                                            Index Value.

Initial Index Value.....................                 , which is the Index
                                            Closing Value on the day we price
                                            the PLUS for initial sale to the
                                            public.

Final Index Value.......................    The Index Closing Value of the DJIA
                                            on the Index Valuation Date.

Index Valuation Date....................    The Index Valuation Date will be the
                                            second scheduled Trading Day prior
                                            to the Maturity Date, subject to
                                            adjustment for Market Disruption
                                            Events as described in the following
                                            paragraph.

                                            If there is a Market Disruption
                                            Event on the scheduled Index
                                            Valuation Date or if the scheduled
                                            Index Valuation Date is not
                                            otherwise a Trading Day, the Index
                                            Valuation Date will be the
                                            immediately succeeding Trading Day
                                            during which no Market Disruption
                                            Event shall have occurred.

Index Closing Value.....................    The Index Closing Value on any
                                            Trading Day will equal the closing
                                            value of the DJIA or any Successor
                                            Index (as defined under
                                            "--Discontinuance of the Dow Jones
                                            Industrial Average; Alteration of
                                            Method of Calculation" below)
                                            published at the regular weekday
                                            close of trading on that Trading
                                            Day. In certain circumstances, the
                                            Index Closing Value will be based on
                                            the alternate calculation of the
                                            DJIA described under
                                            "--Discontinuance of the Dow Jones
                                            Industrial Average; Alteration of
                                            Method of Calculation."

Trading Day.............................    A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"),
                                            the American Stock Exchange LLC
                                            ("AMEX"), the Nasdaq National
                                            Market, the Chicago Mercantile
                                            Exchange and the Chicago Board of
                                            Options Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States.

Book Entry Note or Certificated Note....    Book Entry. The PLUS will be issued
                                            in the form of one or more fully
                                            registered global securities which
                                            will be deposited with, or on behalf
                                            of, DTC and will be registered in
                                            the name of a nominee of DTC. DTC's
                                            nominee will be the only registered
                                            holder of the PLUS. Your beneficial
                                            interest in the PLUS will be
                                            evidenced solely by entries on the
                                            books of the securities intermediary
                                            acting on your behalf as a direct or
                                            indirect participant in DTC. In this
                                            pricing supplement, all references
                                            to payments or notices to you will
                                            mean payments or notices to DTC, as
                                            the registered holder of
                                            the PLUS, for distribution to
                                            participants in accordance with
                                            DTC's procedures. For more
                                            information regarding DTC and book
                                            entry notes, please read "The
                                            Depositary" in the accompanying
                                            prospectus supplement and "Form of
                                            Securities--Global
                                            Securities--Registered Global
                                            Securities" in the accompanying
                                            prospectus.

Senior Note or Subordinated Note........    Senior

Trustee.................................    JPMorgan Chase Bank, N.A. (formerly
                                            known as JPMorgan Chase Bank)

Agent...................................    Morgan Stanley & Co. Incorporated
                                            and its successors ("MS & Co.")

Calculation Agent.......................    MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you, the
                                            Trustee and us.

                                            All calculations with respect to the
                                            Payment at Maturity, if any, will be
                                            rounded to the nearest one
                                            hundred-thousandth, with five
                                            one-millionths rounded upward (e.g.,
                                            .876545 would be rounded to .87655);
                                            all dollar amounts related to
                                            determination of the amount of cash
                                            payable per PLUS will be rounded to
                                            the nearest ten-thousandth, with
                                            five one hundred-thousandths rounded
                                            upward (e.g., .76545 would be
                                            rounded up to .7655); and all dollar
                                            amounts paid on the aggregate number
                                            of PLUS will be rounded to the
                                            nearest cent, with one-half cent
                                            rounded upward.

                                            Because the Calculation Agent is our
                                            subsidiary, the economic interests
                                            of the Calculation Agent and its
                                            affiliates may be adverse to your
                                            interests as an investor in the
                                            PLUS, including with respect to
                                            certain determinations and judgments
                                            that the Calculation Agent must make
                                            in determining the Initial Index
                                            Value, the Final Index Value or
                                            whether a Market Disruption Event
                                            has occurred. See "--Discontinuance
                                            of the Dow Jones Industrial Average;
                                            Alteration of Method of Calculation"
                                            and "--Market Disruption Event"
                                            below. MS & Co. is obligated to
                                            carry out its duties and functions
                                            as Calculation Agent in good faith
                                            and using its reasonable judgment.

Market Disruption Event.................    Market Disruption Event means, with
                                            respect to the DJIA:

                                               (i) the occurrence or existence
                                               of a suspension, absence or
                                               material limitation of trading of
                                               stocks then constituting 20
                                               percent or more of the level of
                                               the DJIA (or the Successor Index)
                                               on the Relevant Exchanges for
                                               such securities for more than two
                                               hours of trading or during the
                                               one-half hour period preceding
                                               the close of the principal
                                               trading session on such Relevant
                                               Exchange; or a breakdown or
                                               failure in the price and trade
                                               reporting systems of any Relevant
                                               Exchange as a result of which the
                                               reported trading prices for
                                               stocks then constituting 20
                                               percent or more of the level of
                                               the DJIA

                                               (or the Successor Index) during
                                               the last one-half hour preceding
                                               the close of the principal
                                               trading session on such Relevant
                                               Exchange are materially
                                               inaccurate; or the suspension,
                                               material limitation or absence of
                                               trading on any major U.S.
                                               securities market for trading in
                                               futures or options contracts or
                                               exchange traded funds related to
                                               the DJIA (or the Successor Index)
                                               for more than two hours of
                                               trading or during the one-half
                                               hour period preceding the close
                                               of the principal trading session
                                               on such market, in each case as
                                               determined by the Calculation
                                               Agent in its sole discretion; and

                                               (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that any event
                                               described in clause (i) above
                                               materially interfered with our
                                               ability or the ability of any of
                                               our affiliates to unwind or
                                               adjust all or a material portion
                                               of the hedge position with
                                               respect to the PLUS.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            exists at any time, if trading in a
                                            security included in the DJIA is
                                            materially suspended or materially
                                            limited at that time, then the
                                            relevant percentage contribution of
                                            that security to the level of the
                                            DJIA shall be based on a comparison
                                            of (x) the portion of the value of
                                            the DJIA attributable to that
                                            security relative to (y) the overall
                                            value of the DJIA, in each case
                                            immediately before that suspension
                                            or limitation.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            has occurred: (1) a limitation on
                                            the hours or number of days of
                                            trading will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange or market, (2) a decision
                                            to permanently discontinue trading
                                            in the relevant futures or options
                                            contract or exchange traded fund
                                            will not constitute a Market
                                            Disruption Event, (3) limitations
                                            pursuant to the rules of any
                                            Relevant Exchange similar to NYSE
                                            Rule 80A (or any applicable rule or
                                            regulation enacted or promulgated by
                                            any other self-regulatory
                                            organization or any government
                                            agency of scope similar to NYSE Rule
                                            80A as determined by the Calculation
                                            Agent) on trading during significant
                                            market fluctuations will constitute
                                            a suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in futures or
                                            options contracts on the DJIA by the
                                            primary securities market trading in
                                            such contracts by reason of (a) a
                                            price change exceeding limits set by
                                            such securities exchange or market,
                                            (b) an imbalance of orders relating
                                            to such contracts or (c) a disparity
                                            in bid and ask quotes relating to
                                            such contracts will constitute a
                                            suspension, absence or material
                                            limitation of trading in futures or
                                            options contracts related to the
                                            DJIA and (5) a "suspension, absence
                                            or material limitation of trading"
                                            on any Relevant Exchange or on the
                                            primary market on which futures or
                                            options contracts related to the
                                            DJIA are traded will not include any
                                            time when such securities market is
                                            itself closed for trading under
                                            ordinary circumstances.

Relevant Exchange.......................    Relevant Exchange means the primary
                                            U.S. organized exchange or market of
                                            trading for any security (or any
                                            combination thereof) then included
                                            in the DJIA or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of Default........    In case an event of default with
                                            respect to the PLUS shall have
                                            occurred and be continuing, the
                                            amount declared due and payable per
                                            PLUS upon any acceleration of the
                                            PLUS (an "Event of Default
                                            Acceleration") shall be determined
                                            by the Calculation Agent and shall
                                            be an amount in cash equal to the
                                            Payment at Maturity calculated using
                                            the Index Closing Value as of the
                                            date of such acceleration as the
                                            Final Index Value.

                                            If the maturity of the PLUS is
                                            accelerated because of an event of
                                            default as described above, we
                                            shall, or shall cause the
                                            Calculation Agent to, provide
                                            written notice to the Trustee at its
                                            New York office, on which notice the
                                            Trustee may conclusively rely, and
                                            to DTC of the cash amount due with
                                            respect to the PLUS as promptly as
                                            possible and in no event later than
                                            two Business Days after the date of
                                            acceleration.

The Dow Jones Industrial Average........    We have derived all information
                                            contained in this pricing supplement
                                            regarding the DJIA, including,
                                            without limitation, its make-up,
                                            method of calculation and changes in
                                            its components, from publicly
                                            available information. Such
                                            information reflects the policies
                                            of, and is subject to change by, Dow
                                            Jones. The DJIA is calculated and
                                            maintained by Dow Jones Indexes and
                                            published by Dow Jones. We make no
                                            representation or warranty as to the
                                            accuracy or completeness of such
                                            information.

                                            The DJIA is a price-weighted index
                                            comprised of 30 common stocks
                                            selected at the discretion of the
                                            editors of The Wall Street Journal
                                            (the "WSJ"), which is published by
                                            Dow Jones, as representative of the
                                            broad market of U.S. industry. There
                                            are no pre-determined criteria for
                                            selection of a component stock
                                            except that component companies
                                            represented by the DJIA should be
                                            established U.S. companies that are
                                            leaders in their industries. The
                                            DJIA serves as a measure of the
                                            entire U.S. market such as financial
                                            services, technology, retail,
                                            entertainment and consumer goods and
                                            is not limited to traditionally
                                            defined industrial stocks. Changes
                                            in the composition of the DJIA are
                                            made entirely by the editors of the
                                            WSJ without consultation with the
                                            component companies represented in
                                            the DJIA, any stock exchange, any
                                            official agency or us. In order to
                                            maintain continuity, changes to the
                                            component stocks included in the
                                            DJIA tend to be made infrequently
                                            and generally occur only after
                                            corporate acquisitions or other
                                            dramatic shifts in a component
                                            company's core business. When one
                                            component stock is replaced, the
                                            entire index is reviewed. As a
                                            result, multiple component changes
                                            are often implemented
                                            simultaneously. The component stocks
                                            of the DJIA may be changed at any
                                            time for any reason.

                                            The DJIA is price weighted rather
                                            than market capitalization weighted.
                                            Therefore, the component stock
                                            weightings are affected only by
                                            changes in the stocks' prices, in
                                            contrast with the weightings of
                                            other indices that are affected by
                                            both price changes
                                            and changes in the number of shares
                                            outstanding. The value of the DJIA
                                            is the sum of the primary exchange
                                            prices of each of the 30 common
                                            stocks included in the DJIA, divided
                                            by a divisor. The divisor is changed
                                            in accordance with a mathematical
                                            formula to adjust for stock
                                            dividends, splits, spin-offs and
                                            other corporate actions such as
                                            rights offerings and extraordinary
                                            dividends.

                                            Normal cash dividends are not taken
                                            into account in the calculation of
                                            the DJIA. The current divisor of the
                                            DJIA is published daily in the WSJ
                                            and other publications. While this
                                            methodology reflects current
                                            practice in calculating the DJIA, no
                                            assurance can be given that Dow
                                            Jones will not modify or change this
                                            methodology in a manner that may
                                            affect the Maturity Redemption
                                            Amount.

                                            The formula used to calculate
                                            divisor adjustments is:

                                                                             Adjusted Sum of Prices
                                           New Divisor  =  Current Divisor x ------------------------
                                                                             Unadjusted Sum of Prices

                                            Each component company of the DJIA
                                            as of April 6, 2005 and its
                                            corresponding stock ticker symbol is
                                            set forth in the following table.
                                            Twenty-eight of the DJIA component
                                            companies are traded on the NYSE,
                                            and Intel Corporation and Microsoft
                                            Corporation are traded on the Nasdaq
                                            National Market.

                                                     Issuer of Component Stock               Symbol
                                            ---------------------------------------------    -------
                                            Alcoa Inc....................................       AA
                                            Altria Group Inc.............................       MO
                                            American Express Company.....................       AXP
                                            American International Group Inc. ...........       AIG
                                            The Boeing Company...........................       BA
                                            Caterpillar Inc..............................       CAT
                                            Citigroup Inc................................       C
                                            The Coca-Cola Company........................       KO
                                            E.I. du Pont de Nemours and Company..........       DD
                                            Exxon Mobil Corporation......................       XOM
                                            General Electric Company.....................       GE
                                            General Motors Corporation...................       GM
                                            Hewlett-Packard Company......................       HPQ
                                            The Home Depot, Inc..........................       HD
                                            Honeywell International Inc..................       HON
                                            Intel Corporation............................       INTC
                                            International Business Machines Corporation..       IBM
                                            J.P. Morgan Chase & Co.......................       JPM
                                            Johnson & Johnson............................       JNJ
                                            McDonald's Corporation.......................       MCD
                                            Merck & Co., Inc.............................       MRK
                                            Microsoft Corporation........................       MSFT
                                            Pfizer Inc...................................       PFE
                                            3M Company...................................       MMM
                                            The Procter & Gamble Company.................       PG
                                            SBC Communications Inc.......................       SBC
                                            United Technologies Corporation..............       UTX
                                            Verizon Communications Inc...................       VZ

                                                     Issuer of Component Stock               Symbol
                                            ---------------------------------------------    ------
                                            Wal-Mart Stores, Inc.........................       WMT
                                            The Walt Disney Company......................       DIS


Discontinuance of the Dow Jones
 Industrial Average; Alteration
 of Method of Calculation...............    If Dow Jones discontinues
                                            publication of the DJIA and Dow
                                            Jones or another entity publishes a
                                            successor or substitute index that
                                            MS & Co., as the Calculation Agent,
                                            determines, in its sole discretion,
                                            to be comparable to the discontinued
                                            DJIA (such index being referred to
                                            herein as a "Successor Index"), then
                                            any subsequent Index Closing Value
                                            will be determined by reference to
                                            the published value of such
                                            Successor Index at the regular
                                            weekday close of trading on the
                                            Trading Day that any Index Closing
                                            Value is to be determined.

                                            Upon any selection by the
                                            Calculation Agent of a Successor
                                            Index, the Calculation Agent will
                                            cause written notice thereof to be
                                            furnished to the Trustee, to Morgan
                                            Stanley and to DTC, as holder of the
                                            PLUS, within three Trading Days of
                                            such selection. We expect that such
                                            notice will be passed on to you, as
                                            a beneficial owner of the PLUS, in
                                            accordance with the standard rules
                                            and procedures of DTC and its direct
                                            and indirect participants.

                                            If Dow Jones discontinues
                                            publication of the DJIA prior to,
                                            and such discontinuance is
                                            continuing on, the Index Valuation
                                            Date and MS & Co., as the
                                            Calculation Agent, determines, in
                                            its sole discretion, that no
                                            Successor Index is available at such
                                            time, then the Calculation Agent
                                            will determine the Index Closing
                                            Value for such date. The Index
                                            Closing Value will be computed by
                                            the Calculation Agent in accordance
                                            with the formula for calculating the
                                            DJIA last in effect prior to such
                                            discontinuance, using the closing
                                            price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension or
                                            limitation) at the close of the
                                            principal trading session of the
                                            Relevant Exchange on such date of
                                            each security most recently
                                            comprising the DJIA without any
                                            rebalancing or substitution of such
                                            securities following such
                                            discontinuance. Notwithstanding
                                            these alternative arrangements,
                                            discontinuance of the publication of
                                            the DJIA may adversely affect the
                                            value of the PLUS.

                                            If at any time the method of
                                            calculating the DJIA or a Successor
                                            Index, or the value thereof, is
                                            changed in a material respect, or if
                                            the DJIA or a Successor Index is in
                                            any other way modified so that such
                                            index does not, in the opinion of MS
                                            & Co., as the Calculation Agent,
                                            fairly represent the value of the
                                            DJIA or such Successor Index had
                                            such changes or modifications not
                                            been made, then, from and after such
                                            time, the Calculation Agent will, at
                                            the close of business in New York
                                            City on the date on which the Index
                                            Closing Value is to be determined,
                                            make such calculations and
                                            adjustments as, in the good faith
                                            judgment of the

                                            Calculation Agent, may be necessary
                                            in order to arrive at a value of a
                                            stock index comparable to the DJIA
                                            or such Successor Index, as the case
                                            may be, as if such changes or
                                            modifications had not been made, and
                                            the Calculation Agent will calculate
                                            the Final Index Value with reference
                                            to the DJIA or such Successor Index,
                                            as adjusted. Accordingly, if the
                                            method of calculating the DJIA or a
                                            Successor Index is modified so that
                                            the value of such index is a
                                            fraction of what it would have been
                                            if it had not been modified (e.g.,
                                            due to a split in the index), then
                                            the Calculation Agent will adjust
                                            such index in order to arrive at a
                                            value of the DJIA or such Successor
                                            Index as if it had not been modified
                                            (e.g., as if such split had not
                                            occurred).

Historical Information..................    The following table sets forth the
                                            published high and low Index Closing
                                            Values, as well as end-of-quarter
                                            Index Closing Values, of the DJIA
                                            for each quarter in the period from
                                            January 1, 2000 through April 6,
                                            2005. The Index Closing Value on
                                            April 6, 2005 was 10,486.00. We
                                            obtained the information in the
                                            table below from Bloomberg Financial
                                            Markets, without independent
                                            verification. The historical values
                                            of the DJIA should not be taken as
                                            an indication of future performance,
                                            and no assurance can be given as to
                                            the level of the DJIA on the Index
                                            Valuation Date. The level of the
                                            DJIA may decrease so that you will
                                            receive a payment at maturity that
                                            is less than the principal amount of
                                            the PLUS. We cannot give you any
                                            assurance that the level of the DJIA
                                            will increase so that at maturity
                                            you will receive a payment in excess
                                            of the principal amount of the PLUS.
                                            Nor can we give you any assurance
                                            that the value of the DJIA will not
                                            increase beyond 120% to 123% of the
                                            Initial Index Value, in which case
                                            you will only receive the Maximum
                                            Payment at Maturity. Because your
                                            return is linked to the level of the
                                            DJIA at maturity, there is no
                                            guaranteed return of principal.

                                            If the Final Index Value is less
                                            than the Initial Index Value, you
                                            will lose money on your investment.

                                                                            High         Low      Period End
                                                                         ---------    ---------   ----------
                                            2000
                                            First Quarter...........     11,722.98     9,796.03    10,921.92
                                            Second Quarter..........     11,287.08    10,299.24    10,447.89
                                            Third Quarter...........     11,310.64    10,447.89    10,650.92
                                            Fourth Quarter..........     10,977.21     9,975.02    10,786.85
                                            2001
                                            First Quarter...........     10,983.63     9,389.48     9,878.78
                                            Second Quarter .........     11,337.92     9,485.71    10,502.40
                                            Third Quarter...........     10,610.00     8,235.81     8,847.56
                                            Fourth Quarter..........     10,136.99     8,836.83    10,021.50
                                            2002
                                            First Quarter...........     10,635.25     9,618.24    10,403.94
                                            Second Quarter .........     10,381.73     9,120.11     9,243.26
                                            Third Quarter...........      9,379.50     7,591.93     7,591.93
                                            Fourth Quarter..........      8,931.68     7,286.27     8,341.63
                                            2003
                                            First Quarter...........      8,842.62     7,524.06     7,992.13
                                            Second Quarter .........      9,323.02     8,069.86     8,985.44
                                            Third Quarter...........      9,659.13     9,036.04     9,275.06
                                            Fourth Quarter..........     10,453.92     9,469.20    10,453.92

                                                                            High         Low      Period End
                                                                         ---------    ---------   ----------
                                            2004
                                            First Quarter...........     10,737.70    10,048.23    10,357.70
                                            Second Quarter..........     10,570.81     9,906.91    10,435.48
                                            Third Quarter...........     10,342.79     9,814.59    10,080.27
                                            Fourth Quarter..........     10,854.54     9,749.99    10,783.01
                                            2005
                                            First Quarter...........     10,940.55    10,368.61    10,503.76
                                            Second Quarter (through
                                               April 6, 2005).......     10,515.15    10,404.30    10,486.00

Use of Proceeds and Hedging..............   The net proceeds we receive from the
                                            sale of the PLUS will be used for
                                            general corporate purposes and, in
                                            part, in connection with hedging our
                                            obligations under the PLUS through
                                            one or more of our subsidiaries. The
                                            original issue price of the PLUS
                                            includes the Agent's Commissions (as
                                            shown on the cover page of this
                                            pricing supplement) paid with
                                            respect to the PLUS and the cost of
                                            hedging our obligations under the
                                            PLUS. The cost of hedging includes
                                            the projected profit that our
                                            subsidiaries expect to realize in
                                            consideration for assuming the risks
                                            inherent in managing the hedging
                                            transactions. Since hedging our
                                            obligations entails risk and may be
                                            influenced by market forces beyond
                                            our or our subsidiaries' control,
                                            such hedging may result in a profit
                                            that is more or less than initially
                                            projected, or could result in a
                                            loss. See also "Use of Proceeds" in
                                            the accompanying prospectus.

                                            On or prior to the day we price the
                                            PLUS for initial sale to the public,
                                            we, through our subsidiaries or
                                            others, expect to hedge our
                                            anticipated exposure in connection
                                            with the PLUS by taking positions in
                                            the stocks underlying the DJIA, in
                                            futures or options contracts on the
                                            DJIA or any Component Stock listed
                                            on major securities markets or
                                            positions in any other available
                                            securities or instruments that we
                                            may wish to use in connection with
                                            such hedging. Such purchase activity
                                            could potentially increase the value
                                            of the DJIA, and therefore
                                            effectively increase the level at
                                            which the DJIA must close before you
                                            would receive at maturity a payment
                                            that exceeds the principal amount of
                                            the PLUS. In addition, through our
                                            subsidiaries, we are likely to
                                            modify our hedge position throughout
                                            the life of the PLUS by purchasing
                                            and selling the stocks underlying
                                            the DJIA, futures or options
                                            contracts on the DJIA or any
                                            Component Stock listed on major
                                            securities markets or positions in
                                            any other available securities or
                                            instruments that we may wish to use
                                            in connection with such hedging
                                            activities, including by selling any
                                            such securities or instruments on
                                            the Index Valuation Date. We cannot
                                            give any assurance that our hedging
                                            activity will not affect the value
                                            of the DJIA and, therefore,
                                            adversely affect the value of the
                                            PLUS or the payment you will receive
                                            at maturity.

Supplemental Information Concerning
  Plan of Distribution..................    Under the terms and subject to the
                                            conditions contained in the U.S.
                                            distribution agreement referred to
                                            in the prospectus supplement under
                                            "Plan of Distribution," the Agent,
                                            acting as principal for its own
                                            account, has agreed to purchase, and
                                            we have agreed to sell, the
                                            principal amount of PLUS set forth
                                            on the cover of this pricing
                                            supplement. The Agent proposes
                                            initially to offer
                                            the PLUS directly to the public at
                                            the public offering price set forth
                                            on the cover page of this pricing
                                            supplement. The Agent may allow a
                                            concession not in excess of $ per
                                            PLUS to other dealers, which may
                                            include Morgan Stanley & Co.
                                            International Limited and Bank
                                            Morgan Stanley AG. We expect to
                                            deliver the PLUS against payment
                                            therefor in New York, New York on
                                                              , 2005. After the
                                            initial offering of the PLUS, the
                                            Agent may vary the offering price
                                            and other selling terms from time to
                                            time.

                                            In order to facilitate the offering
                                            of the PLUS, the Agent may engage in
                                            transactions that stabilize,
                                            maintain or otherwise affect the
                                            price of the PLUS or the level of
                                            the DJIA. Specifically, the Agent
                                            may sell more PLUS than it is
                                            obligated to purchase in connection
                                            with the offering or may sell
                                            individual stocks underlying the
                                            DJIA it does not own, creating a
                                            naked short position in the PLUS or
                                            the individual stocks underlying the
                                            DJIA, respectively, for its own
                                            account. The Agent must close out
                                            any naked short position by
                                            purchasing the PLUS or the
                                            individual stocks underlying the
                                            DJIA in the open market. A naked
                                            short position is more likely to be
                                            created if the Agent is concerned
                                            that there may be downward pressure
                                            on the price of the PLUS or the
                                            individual stocks underlying the
                                            DJIA in the open market after
                                            pricing that could adversely affect
                                            investors who purchase in the
                                            offering. As an additional means of
                                            facilitating the offering, the Agent
                                            may bid for, and purchase, PLUS or
                                            the individual stocks underlying the
                                            DJIA in the open market to stabilize
                                            the price of the PLUS. Any of these
                                            activities may raise or maintain the
                                            market price of the PLUS above
                                            independent market levels or prevent
                                            or retard a decline in the market
                                            price of the PLUS. The Agent is not
                                            required to engage in these
                                            activities, and may end any of these
                                            activities at any time. An affiliate
                                            of the Agent has entered into a
                                            hedging transaction with us in
                                            connection with this offering of
                                            PLUS. See "--Use of Proceeds and
                                            Hedging" above.

                                            General

                                            No action has been or will be taken
                                            by us, the Agent or any dealer that
                                            would permit a public offering of
                                            the PLUS or possession or
                                            distribution of this pricing
                                            supplement or the accompanying
                                            prospectus supplement or prospectus
                                            in any jurisdiction, other than the
                                            United States, where action for that
                                            purpose is required. No offers,
                                            sales or deliveries of the PLUS, or
                                            distribution of this pricing
                                            supplement or the accompanying
                                            prospectus supplement or prospectus,
                                            may be made in or from any
                                            jurisdiction except in circumstances
                                            which will result in compliance with
                                            any applicable laws and regulations
                                            and will not impose any obligations
                                            on us, the Agent or any dealer.

                                            The Agent has represented and
                                            agreed, and each dealer through
                                            which we may offer the PLUS has
                                            represented and agreed, that it (i)
                                            will comply with all applicable laws
                                            and regulations in force in each
                                            non-U.S. jurisdiction in which it
                                            purchases, offers, sells or delivers
                                            the PLUS or possesses or distributes
                                            this pricing
                                            supplement and the accompanying
                                            prospectus supplement and prospectus
                                            and (ii) will obtain any consent,
                                            approval or permission required by
                                            it for the purchase, offer or sale
                                            by it of the PLUS under the laws and
                                            regulations in force in each
                                            non-U.S. jurisdiction to which it is
                                            subject or in which it makes
                                            purchases, offers or sales of the
                                            PLUS. We shall not have
                                            responsibility for the Agent's or
                                            any dealer's compliance with the
                                            applicable laws and regulations or
                                            obtaining any required consent,
                                            approval or permission.

                                            Brazil

                                            The PLUS may not be offered or sold
                                            to the public in Brazil.
                                            Accordingly, the offering of the
                                            PLUS has not been submitted to the
                                            Comissao de Valores Mobiliarios for
                                            approval. Documents relating to this
                                            offering, as well as the information
                                            contained herein and therein, may
                                            not be supplied to the public as a
                                            public offering in Brazil or be used
                                            in connection with any offer for
                                            subscription or sale to the public
                                            in Brazil.

                                            Chile

                                            The PLUS have not been registered
                                            with the Superintendencia de Valores
                                            y Seguros in Chile and may not be
                                            offered or sold publicly in Chile.
                                            No offer, sales or deliveries of the
                                            PLUS, or distribution of this
                                            pricing supplement or the
                                            accompanying prospectus supplement
                                            or prospectus, may be made in or
                                            from Chile except in circumstances
                                            which will result in compliance with
                                            any applicable Chilean laws and
                                            regulations.

                                            Hong Kong

                                            The PLUS may not be offered or sold
                                            in Hong Kong, by means of any
                                            document, other than to persons
                                            whose ordinary business it is to buy
                                            or sell shares or debentures,
                                            whether as principal or agent, or in
                                            circumstances which do not
                                            constitute an offer to the public
                                            within the meaning of the Companies
                                            Ordinance (Cap. 32) of Hong Kong.
                                            The Agent has not issued and will
                                            not issue any advertisement,
                                            invitation or document relating to
                                            the PLUS, whether in Hong Kong or
                                            elsewhere, which is directed at, or
                                            the contents of which are likely to
                                            be accessed or read by, the public
                                            in Hong Kong (except if permitted to
                                            do so under the securities laws of
                                            Hong Kong) other than with respect
                                            to PLUS which are intended to be
                                            disposed of only to persons outside
                                            Hong Kong or only to "professional
                                            investors" within the meaning of the
                                            Securities and Futures Ordinance
                                            (Cap. 571) of Hong Kong and any
                                            rules made thereunder.

                                            Mexico

                                            The PLUS have not been registered
                                            with the National Registry of
                                            Securities maintained by the Mexican
                                            National Banking and Securities
                                            Commission and may not be offered or
                                            sold publicly in Mexico. This
                                            pricing supplement and the
                                            accompanying prospectus supplement
                                            and prospectus may not be publicly
                                            distributed in Mexico.

                                            Singapore

                                            This pricing supplement and the
                                            accompanying prospectus supplement
                                            and prospectus have not been
                                            registered as a prospectus with the
                                            Monetary Authority of Singapore.
                                            Accordingly, this pricing supplement
                                            and the accompanying prospectus
                                            supplement and prospectus used in
                                            connection with the offer or sale,
                                            or invitation for subscription or
                                            purchase, of the PLUS may not be
                                            circulated or distributed, nor may
                                            the PLUS be offered or sold, or be
                                            made the subject of an invitation
                                            for subscription or purchase,
                                            whether directly or indirectly, to
                                            persons in Singapore other than
                                            under circumstances in which such
                                            offer, sale or invitation does not
                                            constitute an offer or sale, or
                                            invitation for subscription or
                                            purchase, of the PLUS to the public
                                            in Singapore.

  License Agreement between Dow Jones
   and Morgan Stanley...................    Dow Jones and Morgan Stanley have
                                            entered into a non-exclusive license
                                            agreement providing for the license
                                            to Morgan Stanley, and certain of
                                            its affiliated or subsidiary
                                            companies, in exchange for a fee, of
                                            the right to use the DJIA, which is
                                            owned and published by Dow Jones, in
                                            connection with securities,
                                            including the PLUS.

                                            The license agreement between Dow
                                            Jones and Morgan Stanley provides
                                            that the following language must be
                                            set forth in this pricing
                                            supplement:

                                            The PLUS are not sponsored,
                                            endorsed, sold or promoted by Dow
                                            Jones. Dow Jones makes no
                                            representation or warranty, express
                                            or implied, to the owners of the
                                            PLUS or any member of the public
                                            regarding the advisability of
                                            investing in securities generally or
                                            in the PLUS particularly. Dow Jones'
                                            only relationship to Morgan Stanley
                                            is the licensing of certain
                                            trademarks, trade names and service
                                            marks of Dow Jones and of the DJIASM
                                            which is determined, composed and
                                            calculated by Dow Jones without
                                            regard to Morgan Stanley or the
                                            PLUS. Dow Jones has no obligation to
                                            take the needs of Morgan Stanley or
                                            the owners of the PLUS into
                                            consideration in determining,
                                            composing or calculating the DJIASM.
                                            Dow Jones is not responsible for and
                                            has not participated in the
                                            determination of the timing of,
                                            prices at, or quantities of the PLUS
                                            to be issued or in the determination
                                            or calculation of the equation by
                                            which the PLUS are to be converted
                                            into cash. Dow Jones has no
                                            obligation or liability in
                                            connection with the administration,
                                            marketing or trading of the PLUS.

                                            DOW JONES DOES NOT GUARANTEE THE
                                            ACCURACY AND/OR THE COMPLETENESS OF
                                            THE DOW JONES INDUSTRIAL AVERAGE(SM)
                                            OR ANY DATA INCLUDED THEREIN AND DOW
                                            JONES SHALL HAVE NO LIABILITY FOR
                                            ANY ERRORS, OMISSIONS, OR
                                            INTERRUPTIONS THEREIN. DOW JONES
                                            MAKES NO WARRANTY, EXPRESS OR
                                            IMPLIED, AS TO RESULTS TO BE
                                            OBTAINED BY MORGAN STANLEY, OWNERS
                                            OF THE PLUS, OR ANY OTHER PERSON OR
                                            ENTITY FROM THE USE OF THE DOW JONES
                                            INDUSTRIAL AVERAGE(SM) OR ANY

                                            DATA INCLUDED THEREIN. DOW JONES
                                            MAKES NO EXPRESS OR IMPLIED
                                            WARRANTIES, AND EXPRESSLY DISCLAIMS
                                            ALL WARRANTIES OF MERCHANTABILITY OR
                                            FITNESS FOR A PARTICULAR PURPOSE OR
                                            USE WITH RESPECT TO THE DOW JONES
                                            INDUSTRIAL AVERAGE(SM) OR ANY DATA
                                            INCLUDED THEREIN. WITHOUT LIMITING
                                            ANY OF THE FOREGOING, IN NO EVENT
                                            SHALL DOW JONES HAVE ANY LIABILITY
                                            FOR ANY LOST PROFITS OR INDIRECT,
                                            PUNITIVE, SPECIAL OR CONSEQUENTIAL
                                            DAMAGES OR LOSSES, EVEN IF NOTIFIED
                                            OF THE POSSIBILITY THEREOF. THERE
                                            ARE NO THIRD PARTY BENEFICIARIES OF
                                            ANY AGREEMENTS OR ARRANGEMENTS
                                            BETWEEN DOW JONES AND MORGAN
                                            STANLEY.

                                            "Dow Jones(SM)," "Dow Jones
                                            Industrial Average(SM)" and
                                            "DJIA(SM)" are service marks of Dow
                                            Jones & Company, Inc. and have been
                                            licensed for use for certain
                                            purposes by Morgan Stanley. Morgan
                                            Stanley's Performance Leveraged
                                            Upside Securities(SM) due April 30,
                                            2007, Mandatorily Exchangeable for
                                            an Amount Payable in U.S. Dollars
                                            Based on the Value of the Dow Jones
                                            Industrial Average(SM) are not
                                            sponsored, endorsed, sold or
                                            promoted by Dow Jones, and Dow Jones
                                            makes no representation regarding
                                            the advisability of investing in the
                                            PLUS.

ERISA Matters for Pension Plans and
  Insurance Companies...................    Each fiduciary of a pension,
                                            profit-sharing or other employee
                                            benefit plan subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA") (a
                                            "Plan"), should consider the
                                            fiduciary standards of ERISA in the
                                            context of the Plan's particular
                                            circumstances before authorizing an
                                            investment in the PLUS. Accordingly,
                                            among other factors, the fiduciary
                                            should consider whether the
                                            investment would satisfy the
                                            prudence and diversification
                                            requirements of ERISA and would be
                                            consistent with the documents and
                                            instruments governing the Plan.

                                            In addition, we and certain of our
                                            subsidiaries and affiliates,
                                            including MS & Co. and Morgan
                                            Stanley DW Inc. (formerly Dean
                                            Witter Reynolds Inc.) ("MSDWI"), may
                                            be each considered a "party in
                                            interest" within the meaning of
                                            ERISA, or a "disqualified person"
                                            within the meaning of the Internal
                                            Revenue Code of 1986, as amended
                                            (the "Code"), with respect to many
                                            Plans, as well as many individual
                                            retirement accounts and Keogh plans
                                            (also "Plans"). Prohibited
                                            transactions within the meaning of
                                            ERISA or the Code would likely
                                            arise, for example, if the PLUS are
                                            acquired by or with the assets of a
                                            Plan with respect to which MS & Co.,
                                            MSDWI or any of their affiliates is
                                            a service provider or other party in
                                            interest, unless the PLUS are
                                            acquired pursuant to an exemption
                                            from the "prohibited transaction"
                                            rules. A violation of these
                                            prohibited transaction rules could
                                            result in an excise tax or other
                                            liabilities under ERISA and/or
                                            Section 4975 of the Code for such
                                            persons, unless exemptive relief is
                                            available under an applicable
                                            statutory or administrative
                                            exemption.

                                            The U.S. Department of Labor has
                                            issued five prohibited transaction
                                            class exemptions ("PTCEs") that may
                                            provide exemptive relief for direct
                                            or indirect prohibited transactions
                                            resulting from the purchase or
                                            holding of the PLUS. Those class
                                            exemptions are PTCE 96-23 (for
                                            certain transactions determined by
                                            in-house asset managers), PTCE 95-60
                                            (for certain transactions involving
                                            insurance company general accounts),
                                            PTCE 91-38 (for certain transactions
                                            involving bank collective investment
                                            funds), PTCE 90-1 (for certain
                                            transactions involving insurance
                                            company separate accounts), and PTCE
                                            84-14 (for certain transactions
                                            determined by independent qualified
                                            asset managers).

                                            Because we may be considered a party
                                            in interest with respect to many
                                            Plans, the PLUS may not be
                                            purchased, held or disposed of by
                                            any Plan, any entity whose
                                            underlying assets include "plan
                                            assets" by reason of any Plan's
                                            investment in the entity (a "Plan
                                            Asset Entity") or any person
                                            investing "plan assets" of any Plan,
                                            unless such purchase, holding or
                                            disposition is eligible for
                                            exemptive relief, including relief
                                            available under PTCE 96-23, 95-60,
                                            91-38, 90-1, or 84-14 or such
                                            purchase, holding or disposition is
                                            otherwise not prohibited. Any
                                            purchaser, including any fiduciary
                                            purchasing on behalf of a Plan,
                                            transferee or holder of the PLUS
                                            will be deemed to have represented,
                                            in its corporate and its fiduciary
                                            capacity, by its purchase and
                                            holding of the PLUS that either (a)
                                            it is not a Plan or a Plan Asset
                                            Entity, is not purchasing such
                                            securities on behalf of or with
                                            "plan assets" of any Plan, or with
                                            any assets of a governmental or
                                            church plan that is subject to any
                                            federal, state or local law that is
                                            substantially similar to the
                                            provisions of Section 406 of ERISA
                                            or Section 4975 of the Code or (b)
                                            its purchase, holding and
                                            disposition are eligible for
                                            exemptive relief or such purchase,
                                            holding and disposition are not
                                            prohibited by ERISA or Section 4975
                                            of the Code (or in the case of a
                                            governmental or church plan, any
                                            substantially similar federal, state
                                            or local law).

                                            Under ERISA, assets of a Plan may
                                            include assets held in the general
                                            account of an insurance company
                                            which has issued an insurance policy
                                            to such plan or assets of an entity
                                            in which the Plan has invested.
                                            Accordingly, insurance company
                                            general accounts that include assets
                                            of a Plan must ensure that one of
                                            the foregoing exemptions is
                                            available. Due to the complexity of
                                            these rules and the penalties that
                                            may be imposed upon persons involved
                                            in non-exempt prohibited
                                            transactions, it is particularly
                                            important that fiduciaries or other
                                            persons considering purchasing the
                                            PLUS on behalf of or with "plan
                                            assets" of any Plan consult with
                                            their counsel regarding the
                                            availability of exemptive relief
                                            under PTCEs 96-23, 95-60, 91-38,
                                            90-1 or 84-14.

                                            Purchasers of the PLUS have
                                            exclusive responsibility for
                                            ensuring that their purchase,
                                            holding and disposition of the PLUS
                                            do not violate the prohibited
                                            transaction rules of ERISA or the
                                            Code or similar regulations
                                            applicable to governmental or church
                                            plans, as described above.

United States Federal Income Taxation...    The following summary is based on
                                            the advice of Davis Polk & Wardwell,
                                            our special tax counsel ("Tax
                                            Counsel"), and is a general
                                            discussion of the principal
                                            potential U.S. federal income tax
                                            consequences to initial investors in
                                            the PLUS that (i) purchase
                                            the PLUS at their Issue Price and
                                            (ii) will hold the PLUS as capital
                                            assets within the meaning of Section
                                            1221 of the Code. This summary is
                                            based on the Code, administrative
                                            pronouncements, judicial decisions
                                            and currently effective and proposed
                                            Treasury regulations, changes to any
                                            of which subsequent to the date of
                                            this pricing supplement may affect
                                            the tax consequences described
                                            herein. This summary does not
                                            address all aspects of U.S. federal
                                            income taxation that may be relevant
                                            to a particular investor in light of
                                            the investor's individual
                                            circumstances or to investors
                                            subject to special treatment under
                                            the U.S. federal income tax laws,
                                            such as:

                                            o  certain financial institutions;
                                            o  tax-exempt organizations;
                                            o  dealers and certain traders in
                                               securities or foreign currencies;
                                            o  investors holding the PLUS as
                                               part of a hedging transaction,
                                               straddle, conversion or other
                                               integrated transaction;
                                            o  U.S. Holders, as defined below,
                                               whose functional currency is not
                                               the U.S. dollar;
                                            o  partnerships;
                                            o  nonresident alien individuals who
                                               have lost their United States
                                               citizenship or who have ceased to
                                               be taxed as United States
                                               resident aliens;
                                            o  corporations that are treated as
                                               controlled foreign corporations
                                               or passive foreign investment
                                               companies;
                                            o  Non-U.S. Holders, as defined
                                               below, that are owned or
                                               controlled by persons subject to
                                               U.S. federal income tax;
                                            o  Non-U.S. Holders for whom income
                                               or gain in respect of the PLUS is
                                               effectively connected with a
                                               trade or business in the United
                                               States;
                                            o  Non-U.S. Holders who are
                                               individuals having a "tax home"
                                               (as defined in Section 911(d)(3)
                                               of the Code) in the United
                                               States; and
                                            o  Non-U.S. Holders that hold, or
                                               will hold, actually or
                                               constructively, more than 5% of
                                               the PLUS or more than 5% of any
                                               Component Stock.

                                            As the law applicable to the U.S.
                                            federal income taxation of
                                            instruments such as the PLUS is
                                            technical and complex, the
                                            discussion below necessarily
                                            represents only a general summary.
                                            Moreover, the effect of any
                                            applicable state, local or foreign
                                            tax laws is not discussed.

                                            If you are considering purchasing
                                            the PLUS, you are urged to consult
                                            your own tax advisor with regard to
                                            the application of the U.S. federal
                                            income tax laws to your particular
                                            situation as well as any tax
                                            consequences arising under any
                                            state, local or foreign taxing
                                            jurisdiction.

                                            General

                                            Pursuant to the terms of the PLUS,
                                            we and every investor in the PLUS
                                            agree (in the absence of an
                                            administrative determination or
                                            judicial ruling to the contrary) to
                                            characterize a PLUS for all tax
                                            purposes as a single financial
                                            contract with respect to the DJIA
                                            that (i) requires the investor to
                                            pay us at inception an amount
                                            equal to the purchase price of the
                                            PLUS and (ii) entitles the investor
                                            to receive at maturity an amount in
                                            cash based upon the performance of
                                            the DJIA. The characterization of
                                            the PLUS described above is not,
                                            however, binding on the IRS or the
                                            courts. No statutory, judicial or
                                            administrative authority directly
                                            addresses the characterization of
                                            the PLUS (or of similar instruments)
                                            for U.S. federal income tax
                                            purposes, and no ruling is being
                                            requested from the IRS with respect
                                            to their proper characterization and
                                            treatment. Due to the absence of
                                            authorities that directly address
                                            the PLUS (or similar instruments),
                                            Tax Counsel is unable to render an
                                            opinion as to whether the
                                            characterization stated above should
                                            be respected for U.S. federal income
                                            tax purposes. Significant aspects of
                                            the U.S. federal income tax
                                            consequences of an investment in the
                                            PLUS are uncertain, and no assurance
                                            can be given that the IRS or the
                                            courts will agree with the
                                            characterization and tax treatment
                                            described herein. Accordingly, you
                                            are urged to consult your own tax
                                            advisor regarding the U.S. federal
                                            income tax consequences of an
                                            investment in the PLUS (including
                                            possible alternative
                                            characterizations of the PLUS) and
                                            regarding any tax consequences
                                            arising under the laws of any state,
                                            local or foreign taxing
                                            jurisdiction. Unless otherwise
                                            stated, the following discussion is
                                            based on the characterization
                                            described above.

                                            U.S. Holders

                                            As used herein, the term "U.S.
                                            Holder" means a beneficial owner of
                                            a PLUS that for U.S. federal income
                                            tax purposes is:

                                            o  a citizen or resident of the
                                               United States;
                                            o  a corporation, or other entity
                                               taxable as a corporation, created
                                               or organized under the laws of
                                               the United States or any
                                               political subdivision thereof; or
                                            o  an estate or trust the income of
                                               which is subject to United States
                                               federal income taxation
                                               regardless of its source.

                                            Tax Treatment of the PLUS

                                            Tax basis. A U.S. Holder's tax basis
                                            in the PLUS will equal the amount
                                            paid by the U.S. Holder to acquire
                                            the PLUS.

                                            Settlement of the PLUS at maturity.
                                            Upon receipt of cash at maturity, a
                                            U.S. Holder generally will recognize
                                            long-term capital gain or loss equal
                                            to the difference between the amount
                                            of cash received and the U.S.
                                            Holder's tax basis in the PLUS.

                                            Sale or exchange of the PLUS. Upon a
                                            sale or exchange of the PLUS prior
                                            to their maturity, a U.S. Holder
                                            will generally recognize capital
                                            gain or loss equal to the difference
                                            between the amount realized on the
                                            sale or exchange and the U.S.
                                            Holder's tax basis in the PLUS sold
                                            or exchanged. This gain or loss will
                                            generally be long-term capital gain
                                            or loss if the U.S. Holder held the
                                            PLUS for more than one year at the
                                            time of disposition.

                                            Possible Alternative Tax Treatments
                                            of an Investment in the PLUS

                                            Due to the absence of authorities
                                            that directly address the proper tax
                                            treatment of the PLUS, no assurance
                                            can be given that the IRS will
                                            accept, or that a court will uphold,
                                            the characterization and treatment
                                            described above. In particular, the
                                            IRS could seek to analyze the U.S.
                                            federal income tax consequences of
                                            owning the PLUS under Treasury
                                            regulations governing contingent
                                            payment debt instruments (the
                                            "Contingent Payment Regulations").

                                            If the IRS were successful in
                                            asserting that the Contingent
                                            Payment Regulations applied to the
                                            PLUS, the timing and character of
                                            income thereon would be
                                            significantly affected. Among other
                                            things, a U.S. Holder would be
                                            required to accrue original issue
                                            discount on the PLUS every year at a
                                            "comparable yield" determined at the
                                            time of their issuance. Furthermore,
                                            any gain realized by a U.S. Holder
                                            at maturity or upon a sale or other
                                            disposition of the PLUS would
                                            generally be treated as ordinary
                                            income, and any loss realized at
                                            maturity would be treated as
                                            ordinary loss to the extent of the
                                            U.S. Holder's prior accruals of
                                            original issue discount, and as
                                            capital loss thereafter.

                                            Even if the Contingent Payment
                                            Regulations do not apply to the
                                            PLUS, other alternative federal
                                            income tax characterizations of the
                                            PLUS are possible which, if applied,
                                            could also affect the timing and the
                                            character of the income or loss with
                                            respect to the PLUS. It is possible,
                                            for example, that a PLUS could be
                                            treated as a unit consisting of a
                                            loan and a forward contract, in
                                            which case a U.S. Holder would be
                                            required to accrue original issue
                                            discount as income on a current
                                            basis. Accordingly, prospective
                                            investors are urged to consult their
                                            own tax advisors regarding all
                                            aspects of the U.S. federal income
                                            tax consequences of an investment in
                                            the PLUS.

                                            Backup Withholding and Information
                                            Reporting

                                            A U.S. Holder of the PLUS may be
                                            subject to backup withholding in
                                            respect of amounts paid to the U.S.
                                            Holder, unless the U.S. Holder
                                            provides proof of an applicable
                                            exemption or a correct taxpayer
                                            identification number, or otherwise
                                            complies with applicable
                                            requirements of the backup
                                            withholding rules. The amounts
                                            withheld under the backup
                                            withholding rules are not an
                                            additional tax and may be refunded,
                                            or credited against the U.S.
                                            Holder's U.S. federal income tax
                                            liability, provided the required
                                            information is furnished to the IRS.
                                            In addition, a U.S. Holder of the
                                            PLUS may also be subject to
                                            information reporting requirements,
                                            unless the U.S. Holder provides
                                            proof of an applicable exemption
                                            from the information reporting
                                            rules.

                                            Non-U.S. Holders

                                            The discussion under this heading
                                            applies to you only if you are a
                                            "Non-U.S. Holder." A Non-U.S. Holder
                                            is a beneficial owner of a PLUS that
                                            for U.S. federal income tax purposes
                                            is:

                                            o  a nonresident alien individual;


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                                            o  a foreign corporation; or
                                            o  a foreign trust or estate.

                                            Tax Treatment upon Maturity, Sale,
                                            Exchange or Disposition of a PLUS. A
                                            Non-U.S. Holder of the PLUS will not
                                            be subject to U.S. federal income or
                                            withholding tax in respect of
                                            amounts paid to the Non-U.S. Holder,
                                            except that gain from the sale or
                                            exchange of the PLUS or their
                                            settlement at maturity may be
                                            subject to U.S. federal income tax
                                            if such Non-U.S. Holder is a
                                            non-resident alien individual and is
                                            present in the United States for 183
                                            days or more during the taxable year
                                            of the sale or exchange (or
                                            settlement at maturity) and certain
                                            other conditions are satisfied.

                                            If all or any portion of a PLUS were
                                            recharacterized as a debt
                                            instrument, any payment made to a
                                            Non-U.S. Holder with respect to the
                                            PLUS would not be subject to U.S.
                                            federal withholding tax, provided
                                            that the IRS Form W-8BEN
                                            certification requirements described
                                            below under "--Information Reporting
                                            and Backup Withholding" were
                                            satisfied and such Non-U.S. Holder
                                            did not own, actually or
                                            constructively, 10 percent or more
                                            of the total combined voting power
                                            of all classes of stock of Morgan
                                            Stanley entitled to vote and was not
                                            a bank receiving interest described
                                            in Section 881(c)(3)(A) of the Code.

                                            Estate Tax. If a Non-U.S. Holder is
                                            an individual who will be subject to
                                            U.S. federal estate tax only with
                                            respect to U.S. situs property
                                            (generally an individual who at
                                            death is neither a citizen nor a
                                            domiciliary of the United States) or
                                            an entity the property of which is
                                            potentially includible in such an
                                            individual's gross estate for U.S.
                                            federal estate tax purposes (for
                                            example, a trust funded by such an
                                            individual and with respect to which
                                            the individual has retained certain
                                            interests or powers), the Non-U.S.
                                            Holder should note that, absent an
                                            applicable treaty benefit, the PLUS
                                            may be treated as U.S. situs
                                            property for U.S. federal estate tax
                                            purposes. Such Non-U.S. Holders are
                                            urged to consult their own tax
                                            advisors regarding the U.S. federal
                                            estate tax consequences of investing
                                            in the PLUS.

                                            Information Reporting and Backup
                                            Withholding. Information returns may
                                            be filed with the IRS in connection
                                            with the payment on the PLUS at
                                            maturity as well as in connection
                                            with the proceeds from a sale,
                                            exchange or other disposition. A
                                            Non-U.S. Holder will be subject to
                                            backup withholding in respect of
                                            amounts paid to the Non-U.S. Holder,
                                            unless such Non-U.S. Holder complies
                                            with certain certification
                                            procedures establishing that it is
                                            not a U.S. person for U.S. federal
                                            income tax purposes (e.g., by
                                            providing a completed IRS Form
                                            W-8BEN certifying, under penalties
                                            of perjury, that such Non-U.S.
                                            Holder is not a U.S. person) or
                                            otherwise establishes an exemption.
                                            The amount of any backup withholding
                                            from a payment to a Non-U.S. Holder
                                            will be allowed as a credit against
                                            the Non-U.S. Holder's U.S. federal
                                            income tax liability and may entitle
                                            the Non-U.S. Holder to a refund,
                                            provided that the required
                                            information is furnished to the IRS.


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